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                                                                EXHIBIT 5.01


                                  December 10, 1999

Oak Technology, Inc.
139 Kifer Court
Sunnyvale, California 94086

                  Re: Oak Technology, Inc. Registration Statement on Form S-4 for Issuance of Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to Oak Technology, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of the Company's Common Stock (the "Shares") as described in the Company's Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

                  This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review and assuming the Registration Statement becomes and remains effective, and all applicable state and federal laws are complied with, we are of the opinion that the Shares when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

                  We consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.






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                                                            December 9, 1999
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                  This opinion letter is rendered as of the date first
written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                          Very truly yours,

                                          /s/ Brobeck, Phleger & Harrison LLP
                                          -----------------------------------
                                          BROBECK, PHLEGER & HARRISON LLP